SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made and entered into by and between NORDION INTERNATIONAL INC., a Canadian corporation (hereinafter "Secured Party"), having a principal place of business in Kanata, Ontario, Canada, and VINDICATOR OF FLORIDA, INC (hereinafter "Debtor"), having a principal place of business in Plant City, Florida.

     1. Security Interest. Debtor is indebted to Secured Party under that certain Financing Agreement dated September 5, 1990 in an amount determined thereunder (the "Debt"). Debtor hereby grants to Secured Party a security interest in and agrees and acknowledges that Secured Party, without further action on its part, has and shall continue to have a continuing security interest in all of the "Collateral" (as defined in Section 2 below), to secure payment of the Debt.

     2. Collateral. For the purposes of this Agreement, the term "Collateral" shall mean all of the assets described on Exhibit A hereto.

     3. Warranties. Debtor hereby represents, warrants, covenants and agrees to and with Secured Party that:

                (a) Except for the security interest granted hereby Debtor is the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor will defend the Collateral claiming the same or any interest therein.

               (b) Debtor will perform all of the covenants of debtor under or with respect to the Debt and Debtor will perform all of Debtor's covenants under all documents executed by Debtor pursuant thereto.

               (c) In the event Debtor defaults with respect to any of its covenants hereunder, Secured Party may proceed against such security or guarantors as Secured Party has with respect to the Debt, in such fashion and in such order as Secured Party may desire and Secured Party shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the various security interests or guaranties which it has to secure the Debt or by virtue of bringing any action to realize on any of the various security interests.

               (d) If Debtor executes this Agreement as a corporation or if Debtor is in fact or law a corporation, Debtor warrants it is a duly organized and existing Florida corporation, in good standing and duly licensed to operate its business. The execution hereof and of any document in connection herewith and the consummation of the transactions herein contemplated do not violate any provisions of its Charter or By-laws or any contract and have or will be duly authorized and approved by its Board of Directors and Stockholders.

     4. Default and Remedies. Upon the happening of any of the following events or conditions, namely: (1) default in the payment or performance of any of the obligations secured hereby, of any covenant or liability contained or referred to herein, or any note or other instrument evidencing any of the Debt, or in any guaranty thereof; (2) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor in connection with this Agreement or to induce Secured Party to lead monies to Debtor proves to have been false in any respect when made or furnished; (3) any substantial theft, loss, damage or destruction of any of the Collateral, or any sale, transfer, lease, disposition or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (4) death, dissolution, termination of existence, insolvency, business failure, appointment of receiver for Debtor or any of the Collateral or any part of the property of Debtor, or any material assignment for the benefit of the creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, Debtor; or (5) Secured Party in good faith believes that the prospect of payment or performance by Debtor is impaired and deems itself insecure; thereupon or at any time thereafter, such defects not having previously been cured, Secured Party at its option may declare all of the Debt secured hereby to be immediately due and payable and shall then have the remedies of a secured party under the Florida Uniform Commercial Code or other applicable law, including without limitation the right to take possession of the Collateral, and for that purpose Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated, and remove the same therefrom or render the same unusable or store the Collateral on Debtor's premises for a reasonable time without rent or cost to Secured Party. Secured Party may require Debtor to gather the Collateral and to make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. If any notice need be given, it will be reasonable for Secured Party to give Debtor five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition is to be made. Expenses of retaking, holding, preparing for sale, selling or the like, including Secured Party's reasonable attorney's fees and other costs and expenses, will be paid by Debtor, including all costs and attorneys fees incurred in any appeal.

     5. General. This Agreement and the security interest in the Collateral created hereby shall terminate only when the obligations hereby secured have been paid in full. No waiver by Secured Party of any default shall be effective unless in writing nor operate as a waiver or any other default or of the same default on a future occasion. To the extent that Debtor's obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm or corporation, then Secured Party shall have the right in its sole discretion to determine which rights, securities, liens, security interests or remedies it shall at any the pursue, relinquish, subordinate or modify, or take any other action with respect thereto without in any way modifying or affecting any of them or any of its rights hereunder. Until default, Debtor may have possession of the Collateral and use the same in any lawful manner not inconsistent with this Agreement. Debtor will not mortgage, pledge or hypothecate its property or assets of any kind to anyone except to Secured Party or otherwise sell or dispose of any of its property or assets of any kind except in the normal course of its business. Debtor waives notice of non-payment, presentment, demand, protest or notice thereof as to any accounts or airy securities or instruments or notes relating thereto, or otherwise except as specified herein. All rights and remedies herein are cumulative and not alternative. This Agreement contains the entire agreement of the parties and neither shall be bound by anything not expressed herein. All notices to either party shall be given by certified mail, postage prepaid, at the address first mentioned. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. All debtors hereto are bound jointly and severally.

         DATED this 5th day of September, 1990.

ATTEST:                                   VINDICATOR OF FLORIDA, INC.

                (Corporate Seal)

/s/ Walter H. Harkala                     By:/s/ Sam R. Whitney
-------------------------------              -------------------------------
                    , Secretary              Sam. R. Whitney, President

ATTEST:                                   NORDION INTERNATIONAL INC.

                (Corporate Seal)

/s/                                       By:/s/
-------------------------------              -------------------------------
                    , Secretary                               , President

                                    EXHIBIT A

                                   COLLATERAL

One Pallet Type Gamma Irradiator as illustrated in Drawing No. B700001-353, Issue D, Sheets 1 and 2, including all related mechanisms, conveyors, carriers, control console, meters, manuals, computerized irradiator monitoring system, spare parts, pool water de-ionizer, emergency source cooling sprinkler system and safety interlock systems;

On Red Acrylic Dosimetry System, Type BC-2, as described in Specification RAD LS 117/107, including 2,000 pellets;

One Compu-Dose System, including 500 ceric cerous dosimeters;

400,000 curies of Cobalt-60 doubly sealed in standard Nordion capsules, Model C-188;

And all other items that are personal property supplied by Nordion International Inc. to Vindicator of Florida, Inc. under Nordion's P.S. No. 58463D.

                                                   NORDION INTERNATIONAL INC.

                                                  /s/ W.P. O'Neill
                                                  ----------------------------
                                         by:       W.P. O'Neill, President & CEO

                                                   VINDICATOR OF FLORIDA INC.

                                                  /s/ Sam R. Whitney, President
                                                  ----------------------------
                                         by: